SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 2, 2000



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  1-12334                95-4114732
           --------                  -------                ----------
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

      OCTOBER 2, 2000 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today provided this exploration program update:

LOUISIANA ONSHORE ACTIVITY:

      CUT OFF FIELD, LAFOURCHE PARISH, LOUISIANA
      ------------------------------------------

      K. PIERCE #1 WELL: In late July, 2000, Fortune completed an acquisition of a net 35% non-operated working interest in a well in the Cut Off Field, Lafourche Parish, Louisiana. Fortune and its partners acquired the property with the intention of increasing production by re-completing the well. Fortune's net cost of the acquisition was approximately $106,000.

      The well has now been re-completed and is producing approximately 2 million cubic feet of gas per day and 10 barrels of condensate per day into the sales line. The well is still cleaning up and pressure is increasing. Fortune's 35% working interest share of the re-completion was approximately $43,000. At current prices and production, the well should cash flow approximately $80,000 per month to the Company.

TEXAS GULF COAST AND STATE WATERS ACTIVITY:

      CADIZ PROSPECT - BEE COUNTY, TEXAS - ONSHORE:
      --------------------------------------------

      BROOKS #2 WELL:Final logging results of the Brooks #2 well, the second Cadiz 3-D Seismic Prospect, indicate that the well encountered approximately 40 feet of net pay in the Slick sand and then crossed a fault and did not see the principal target Luling sands.

      The well has been perforated in the top portion of the Slick sand and is flowing approximately one-half million cubic feet of gas per day, on a 12/64" choke, into the sales line. Production is increasing as the well cleans up. The partners are considering drilling a third well to reach the Luling sands that were faulted out of the Brook's #2, but productive in the Brooks #1 drilled in June 2000. Fortune owns a 6.5625% working interest in the producing well. The well was drilled on a 3-D seismic anomaly generated from 3-D seismic licensed by Fortune.


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      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's most recent Annual Report on Form 10-KSB/A, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

                                   **********

                                                  Company Contact: Angela McLane
                                                                  (281) 872-1170



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.






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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                FORTUNE NATURAL RESOURCES CORPORATION



                                By: /s/ Tyrone J. Fairbanks
                                    ----------------------------------------
                                    Tyrone J. Fairbanks
                                    President and Chief Executive Officer



Date:  October 2, 2000


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